Exhibit 10.2

Execution Version

GENERAL SECURITY AGREEMENT

This GENERAL SECURITY AGREEMENT (this "Agreement") dated May 13, 2011 is executed and delivered by LiveDeal, Inc. a Nevada corporation, formerly known as YP Corp. ("LiveDeal"), Local Marketing Experts, Inc., a Nevada corporation ("Local"), Velocity Marketing Concepts, Inc., a Nevada corporation ("Velocity"), 247 Marketing, LLC a Nevada limited liability company ("247"), Telco Billing, Inc., a Nevada corporation ("Telco Billing"), Telco of Canada, Inc. a Nevada corporation ("Telco Canada") and LiveDeal, Inc. a California corporation ("LiveDeal California")(each of LiveDeal, Local, Velocity, 247, Telco Billing, Telco Canada and LiveDeal California are herein individually a "Debtor" and collectively the "Debtors"), in favor of Everest Group LLC ("Lender"), as lender under the Loan Agreement (as defined below).

WHEREAS, Debtors and Lender are parties to a Loan Agreement dated May 13, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lender has agreed to extend a $1,000,000 loan to Debtors pursuant to the terms and subject to the conditions set forth in the Loan Agreement;

WHEREAS, Lender desires to secure the obligations that will arise under the Loan Agreement and the transactions contemplated thereunder; and

WHEREAS, to induce Lender to extend such credit facility, Debtors desire to pledge, grant, transfer and assign to Lender, for its benefit, a security interest in certain collateral to secure such obligations, as provided herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated herein by this reference, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each intending to be bound hereby, Lender and Debtors agree as follows:

1.          DEFINITIONS AND CONSTRUCTION.

1.1        Definitions.  All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement. As used in this Agreement, the following terms shall have the following definitions:

"Account" means any "account" (as that term is defined in the Code) and any and all supporting obligations in respect thereof.

"Additional Documents" has the meaning set forth in Section 2.4(iii) of this Agreement.

"Agreement" has the meaning set forth in the preamble to this Agreement.

"Code" means the Uniform Commercial Code as in effect from time to time in the State of Nevada.

"Collateral" means all of Debtors' now owned or hereafter acquired right, title and interest in and to each of the following: Accounts; Debtors' Books; Commercial Tort Claims; Deposit Accounts; Equipment; General Intangibles; Inventory; Investment Property (including all securities and Securities Accounts); Negotiable Collateral; any money or other assets (other than real property assets) of Debtor which now or hereafter come into the possession, custody or control of Lender; Property; the Proceeds thereof, whether tangible or intangible, including proceeds of insurance covering any and all Accounts, Debtors' Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, money or other tangible or intangible property resulting from the sale, exchange, collection or other disposition of any of the foregoing, or any portion thereof or interest therein; and the Proceeds thereof; provided, that in no event shall Collateral include any interest in real property.

"Collections" means all cash, checks, notes, instruments and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds and tax refunds).

"Commercial Tort Claim" means any "commercial tort claim" (as that term is defined in the Code).

"Commercial Tort Claim Assignment" has the meaning set forth in Section 2.4(ii) of this Agreement.

"Control Agreement" means a control agreement, in form and substance satisfactory to Lender, executed and delivered by Debtors, Lender, for the benefit of itself, and the applicable (i) securities intermediary with respect to a Securities Account of Debtors or (ii) bank with respect to a Deposit Account of Debtors.

"Controlling Person" has the meaning set forth in Section 8.3 of this Agreement.

"Debtor" and "Debtors" has the meaning set forth in the preamble to this Agreement.

"Debtors' Books" means Debtors' now owned or hereafter acquired books and records (including all of its Records indicating, summarizing or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition and all of its goods or General Intangibles related to such information).

"Deposit Account" means any "deposit account" (as that term is defined in the Code).

"Equipment" means "equipment" (as that term is defined in the Code) and includes machinery, machine tools, motors, movie projection and other movie equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing.

"Lender" has the meaning set forth in the preamble to this Agreement.

"Lender's Liens" means the Liens granted by Debtors to Lender under this Agreement, the Loan Agreement or any other Loan Document to which a Debtor is a party.

"Loan Agreement" has the meaning set forth in the preamble to this Agreement.

"General Intangibles" means "general intangibles" (as that term is defined in the Code), including limited liability company interests, payments intangibles, contract rights, rights to payment, rights arising under common law, statutes or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payments and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds and tax refund claims, any and all supporting obligations in respect thereof and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property and Negotiable Collateral.

"Governmental Authority" means any federal, state, local or other governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission or other similar dispute-resolving panel or body.

"Indemnified Liabilities" has the meaning set forth in Section 8.3 of this Agreement.

"Indemnified Person" has the meaning set forth in Section 8.3 of this Agreement.

"Inventory" means "inventory" (as that term is defined in the Code).

"Investment Property" means "investment property" (as that term is defined in the Code) and any and all supporting obligations in respect thereof.

"Material Adverse Effect" shall mean any material adverse effect on (i) the business, assets, operations or financial condition, of the Debtors (taken as a whole), (ii) the ability of the Debtors (taken as a whole) to pay or perform the Secured Obligations in accordance with their terms, (iii) the value, collectability or salability of the Collateral taken as a whole or the perfection or priority of Lender's Liens on the Collateral, (iv) the validity or enforceability of this Agreement or any of the Loan Documents or (v) the practical realization of the benefits, rights and remedies inuring to Lender under this Agreement and the other Loan Documents.

"Negotiable Collateral" means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, chattel paper (including electronic chattel paper and tangible chattel paper) and any and all supporting obligations in respect thereof.

"Permitted Protest" means the right of Debtor to protest any taxes (other than payroll taxes or taxes that are the subject of a United States federal tax Lien); provided, that (i) a reserve with respect to such obligation is established on the books of Debtor in such amount as is required under GAAP, (ii) any such protest is instituted promptly and prosecuted diligently by Debtor in good faith and (iii) while any such protest is pending, there will be no impairment of the enforceability, validity or priority of any of Lender's Liens by the applicable taxing authority.

"Proceeds" means any "proceeds" (as that term is defined in the Code).

"Property" means any of Debtor's personal property, tangible or intangible, including cash and any of Debtors' legal or equitable interest in such property.

"Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

"Secured Obligations" means, with respect to Debtor, all liabilities, obligations (including all Obligations) or undertakings owing by Debtors to Lender arising out of or outstanding under, advanced or issued pursuant to, or evidenced by, the Loan Agreement or any other Loan Document, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest, costs, indemnities, fees (including attorney's fees) and expenses (including interest, costs, indemnities, fees and expenses that, but for the provisions of United States bankruptcy laws, would have accrued irrespective of whether a claim therefor is allowed) and any and all other amounts which Debtor is required to pay pursuant to any of the foregoing, by law, or otherwise.

"Securities Account" means any "securities account" (as that term is defined in the Code).

"Secured Party" means Lender.

"Voidable Transfer" has the meaning set forth in Section 11.8 to this Agreement.

1.2          Code.  Any terms used in this Agreement which are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

1.3          Construction.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Section, subsection, clause, schedule and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Agreement or any of the other Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders and supplements set forth therein).  In the event of a direct conflict between the terms and provisions of this Agreement and the Loan Agreement or any other Loan Document, it is the intention of the parties hereto that both such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other.  In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of the Loan Agreement or the other Loan Documents shall control and govern; provided, however, that the inclusion herein of additional obligations on the part of Debtor and supplemental rights and remedies in favor of Lender, in each case in respect of the Collateral, shall not be deemed a conflict with the Loan Agreement or the other Loan Documents. Any reference herein to the payment in full of the Secured Obligations shall mean the payment in full in cash of all Secured Obligations other than contingent indemnification Secured Obligations. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

1.4          Schedules and Exhibits.  All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.           CREATION OF SECURITY INTEREST.

2.1          Grant of Security Interest.  Debtors hereby grants to Lender, for its benefit, a continuing security interest in all of its right, title and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Secured Obligations in accordance with the terms and conditions of the Loan Agreement and the other Loan Documents and in order to secure prompt performance by Debtor of Debtor's covenants and duties under the Loan Agreement and the other Loan Documents.  Notwithstanding the foregoing, the Collateral shall not include (i) assets to which the granting or perfecting such security interest would violate any applicable law, (ii) any lease to the extent the grant of a security interest therein would result in an invalidation thereof or constitute a breach or violation of such agreement (other than any non-assignment of payment intangibles provisions that is unenforceable under the Uniform Commercial Code) and (iii) any assets that Lender and the Debtors agree in writing that the costs of obtaining a security interest is excessive in relation to the value of the security to be afforded thereby or obtaining such security interest is not commercially practical. Lender's Liens in and to the Collateral shall attach to all Collateral without further act on the part of Lender or Debtors. Anything contained in this Agreement to the contrary notwithstanding, except for dispositions permitted under the Loan Agreement, Debtors have no authority, express or implied, to dispose of any item or portion of the Collateral.

2.2          Negotiable Collateral. In the event that any Collateral, including Proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of Lender's security interest is dependent on or enhanced by possession, Debtor, promptly upon the request of Lender, shall endorse and assign such Negotiable Collateral to Lender and deliver physical possession of such Negotiable Collateral to Lender.

2.3          Collection of Accounts, General Intangibles, Negotiable Collateral.  At any time after the occurrence of an Event of Default, Lender or Lender's designee may (i) notify any Account Debtors that the Accounts, chattel paper or General Intangibles constituting Collateral have been assigned to Lender or that Lender has a security interest therein or (ii) collect the Accounts, chattel paper or General Intangibles constituting Collateral directly and charge the reasonable collection costs and expenses to the Debtors.  Each Debtor agrees that after the occurrence of an Event of Default, it will hold in trust for Lender, as Lender's trustee, any Collections that it receives and promptly will deliver said Collections to Lender in their original form as received by such Debtor, together with any necessary endorsements thereto.

2.4          Filing of Financing Statements; Commercial Tort Claims; Delivery of Additional Documentation Required.

(i)           Each Debtor shall file all financing statements necessary or desirable to effectuate the transactions contemplated by this Agreement, the Loan Agreement and the other Loan Documents, including any financing statement which describes the Collateral in an overbroad manner, such as "all assets of Debtor" or "all personal property of Debtor", and any continuation statement or amendment with respect thereto, in any appropriate filing office, and each Debtor hereby authorizes Lender, but in no event shall Lender be required, to make any such filings not made by such Debtor.

(ii)         If any Debtor acquires any Commercial Tort Claims in excess of $50,000 in the aggregate in any calendar year after the date hereof, such Debtor shall promptly (but in any event within 10 Banking Days after such acquisition) deliver to Lender a written description of such Commercial Tort Claim and shall deliver a written agreement, in form and substance satisfactory to Lender, pursuant to which such Debtor shall pledge and collaterally assign all of its right, title and interest in and to such Commercial Tort Claim to Lender, as security for the Secured Obligations (a "Commercial Tort Claim Assignment").

(iii)         Each Debtor shall execute and deliver to Lender, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title and all other documents (collectively, the "Additional Documents") that are necessary to create, perfect and continue perfected or to better perfect Lender's Liens in the Collateral (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Lender in any real property and in order to fully consummate all of the transactions contemplated hereby and under the Loan Agreement and other Loan Documents.  Each Debtor, to the maximum extent permitted by applicable law, authorizes Lender to execute any such Additional Documents in Debtor's name and authorizes Lender to file such executed Additional Documents in any appropriate filing office if such Debtor refuses to, or fails timely to, execute and deliver any Additional Documents.

2.5          Power of Attorney.  Subject to the terms of the Loan Agreement, each Debtor hereby irrevocably makes, constitutes and appoints Lender (and any of Lender's officers, employees or agents designated by Lender) as such Debtor's true and lawful attorney, with power to: (i) if such Debtor refuses to, or fails timely to, execute and deliver any of the documents described in Section 2.4, sign the name of Debtor on any of the documents described in Section 2.4; (ii) at any time after an Event of Default has occurred, sign such Debtor's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors or notices to Account Debtors; (iii) send requests for verification of Accounts; (iv) endorse such Debtor's name on any Collection item constituting Collateral that may come into Lender's possession; (v) at any time after an Event of Default has occurred, make, settle and adjust all claims under such Debtor's policies of insurance and make all determinations and decisions with respect to such policies of insurance; and (vi) at any time after an Event of Default has occurred, settle and adjust disputes and claims respecting the Accounts, chattel paper or General Intangibles constituting Collateral directly with Account Debtors, for amounts and upon terms which Lender determines in its sole discretion to be reasonable, and Lender may cause to be executed and delivered any documents and releases which Lender determines to be necessary. The appointment of Lender as each Debtor's attorney, and each and every one of Lender's rights and powers, being coupled with an interest, is irrevocable until, and shall terminate when, all of the Secured Obligations have been paid in full.

2.6          Right to Inspect.  Lender and its officers, employees or agents shall have the right, from time to time hereafter during normal business hours at mutually convenient times, or at any time following the occurrence of a Default or an Event of Default, to inspect each Debtor's Books and make copies or abstracts thereof and to check, test and appraise the Collateral, or any material portion thereof, in order to verify Debtor's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

2.7          Control Agreement.  Each Debtor agrees that it will not transfer assets, including cash or Investment Property, out of any of its Deposit Accounts or Securities Accounts; provided, however, that so long as no Event of Default has occurred or would result therefrom, such Debtor may use such assets (and the Proceeds thereof) to the extent not prohibited by this Agreement, the Loan Agreement or the other Loan Documents.  Debtor agrees that it will take any and all steps requested by Lender in order for Lender to obtain control in accordance with Sections 9-104, 9-105, 9-106 and 9-107 of the Code with respect to (i) any of its Securities Accounts, (ii) any of its Deposit Accounts and (iii) any electronic chattel paper, Investment Property and letter-of-credit rights; and in furtherance thereof, each Debtor shall deposit and maintain all cash, cash equivalents and Investment Property in one or more of the Securities Accounts or Deposit Accounts, as the case may be, set forth in Schedule 5.22 to the Loan Agreement.  No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Debtor without the prior written consent of Lender.  Subject to the terms of the Loan Agreement, upon the occurrence of an Event of Default, Lender may notify any bank or securities intermediary to liquidate the applicable Deposit Account or Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to Lender for application to the Secured Obligations.

3.           REPRESENTATIONS AND WARRANTIES.

Each Debtor, jointly and severally, represents and warrants to Lender as set forth in this Section 3.

3.1          No Encumbrances. Each Debtor has good and marketable title to the Collateral as sole owner thereof, free and clear of Liens, except as permitted by Section 8.5 of the Loan Agreement.

3.2          Equipment. All of the Equipment of each Debtor used or held for use in its business is, to the extent necessary for the operation of its business, fit for such purposes in all material respects.

3.3          Location of Inventory and Equipment.  Except as set forth on Schedules 4.15 and 4.16 to the Loan Agreement, the Inventory and Equipment of each Debtor is not stored with a bailee, warehouseman or similar party and is located only at, or in-transit between, the locations identified on such schedules.

3.4          State of Organization; Location of Chief Executive Office; Commercial Tort Claims.

(i)           The jurisdiction of organization of each Debtor is Nevada.

(ii)          The chief executive office of each Debtor is located at the address set forth in Section 13.3 to the Loan Agreement.

(iii)         As of the date each Debtor became a party hereto, each Debtor did not hold any Commercial Tort Claims.

3.5          Due Organization and Qualification.

Each Debtor  is a corporation or a limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the State of Nevada and qualified to do business in any state where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect.

3.6          Due Authorization; No Conflict.

(i)           The execution, delivery and performance by each Debtor of this Agreement, the Loan Agreement and the other Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Debtor.

(ii)          The execution, delivery and performance by each Debtor of this Agreement, the Loan Agreement and the other Loan Documents to which it is a party do not and will not (a) violate any provision of federal, state or local law or regulation applicable to such Debtor that would, individually or in the aggregate, have a Material Adverse Effect, the articles of incorporation or bylaws of Debtor or any order, judgment or decree of any court or other Governmental Authority binding on such Debtor, (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of such Debtor that would, individually or in the aggregate, have a Material Adverse Effect, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Debtor, other than as permitted by Section 8.5 to the Loan Agreement or (d) require any approval or consent of any Person under any material contractual obligation of such Debtor, other than consents or approvals that have been obtained and that are still in full force and effect.

(iii)         Other than the filing of financing statements in the jurisdictions in which each Debtor is located for purposes of Sections 9-301 and 9-307 of the Code, the execution, delivery and performance by Debtor of this Agreement, the Loan Agreement and the other Loan Documents to which Debtor is a party do not and will not require any registration with, consent or approval of, or notice to, or other action with or by, any Governmental Authority other than consents or approvals that have been obtained and that are still in full force and effect or such consents and approvals that if not obtained would not, individually or in the aggregate, have a Material Adverse Effect.

(iv)        This Agreement, the Loan Agreement and the other Loan Documents to which each Debtor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Debtor will be the legally valid and binding obligations of such Debtor, enforceable against such Debtor in accordance with their respective terms.

(v)         Upon the filing of the financing statements in the jurisdictions in which each Debtor is located for purposes of Sections 9-301 and 9-307 of the Code on and after the date of the initial Loan under the Loan Agreement, Lender's Liens in the Collateral evidenced thereby are validly created, perfected and first priority Liens, subject only to Liens permitted by Sections 9.5 and 10.2(iii) of the Loan Agreement.

3.7          Deposit Accounts and Securities Accounts.  Set forth on Schedule 4.22 to the Loan Agreement are all of Debtor's Deposit Accounts and Securities Accounts, each of which is maintained with the corresponding financial institution indicated on Schedule 4.22.

4.           AFFIRMATIVE COVENANTS.  Each Debtor covenants and agrees that until payment in full of the Secured Obligations, each Debtor shall do all of the following:

4.1          Maintenance of Properties.  Maintain and preserve all of its properties as required by the Loan Agreement.

4.2          Insurance.  Each Debtor shall comply with the obligations under Section 7.6 of the Loan Agreement.

4.3          Post-Closing Covenant.  Within 30 days of the date of the initial Loan under the Loan Agreement, each Debtor shall have delivered to Lender search results reflecting the filing of all Uniform Commercial Code financing statements reasonably required by Lender and no such search results shall reflect any effective financing statements other than those relating to Liens permitted by Sections 9.5 of the Loan Agreement; provided, that if any such search results do reflect any effective financing statements relating to any Lien other than a Lien permitted by Sections 8.5 of the Loan Agreement, the Debtor shall cause such financing statements to be terminated within 10 Banking Days after its receipt of such search result.

5.           NEGATIVE COVENANTS.  Debtor covenants and agrees that until payment in full of the Secured Obligations, no Debtor will do any of the following:

5.1          Disposal of Assets.  Dispose of any assets other than dispositions permitted by the Loan Agreement;

5.2          Change Name.  Change its name or state of organization; provided, however, that such Debtor may change its name upon at least 30 days prior written notice to Lender of such change and so long as, at the time of such written notification, such Debtor provides any financing statements or amendments to financing statements necessary to perfect and continue perfected Lender's Liens; or

5.3          Removal of Collateral.  Remove, or cause or permit to be removed, any of the Collateral from the premises where such Collateral is currently located except as permitted by the Loan Agreement.

6.           LENDER'S RIGHTS AND REMEDIES.

6.1          Rights and Remedies.  Upon the occurrence of an Event of Default and subject to the terms of the Loan Agreement, in addition to all other rights and remedies available to Lender as provided hereafter, Lender may, at its election, without notice of its election and without demand (other than any notice required to be provided to Debtor pursuant to the terms of the Loan Agreement), do any one or more of the following, all of which are authorized by each Debtor:

(i)           Proceed directly and at once, without notice, against any Debtor to collect and recover the full amount or any portion of the Secured Obligations, without first proceeding against other Debtors, or against any security or Collateral for the Secured Obligations;

(ii)          Without notice to any Debtor and regardless of the acceptance of any security or Collateral for the payment hereof, appropriate and apply toward the payment of the Secured Obligations (a) any indebtedness due or to become due from Lender to Debtor and (b) any moneys, credits or other property belonging to any Debtor at any time held by or coming into the possession of Lender;

(iii)         Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein and in the Loan Agreement or otherwise available to it, all the rights and remedies available to it at law (including those of a secured party under the Code) or in equity;

(iv)         Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will turn over (without recourse, representation or warranty) to the Debtors all amounts received by Lender in payment of such disputed Accounts that remain after deducting from such received amounts all amounts owed to Lender pursuant to Section 8.3 of this Agreement and applying such received amounts to all other outstanding Secured Obligations;

(v)          Without notice or demand upon any Debtor, make such payments and do such acts as Lender considers reasonably necessary to protect its security interest in the Collateral.  Each Debtor agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may designate.  Each Debtor authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any encumbrance, charge or Lien (except liens permitted by Section 8.5) of the Loan Agreement) which in Lender's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Debtors' owned premises, each Debtor hereby grants, to the fullest extent permitted by law and binding contract, Lender a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Lender's rights or remedies provided herein, at law, in equity or otherwise;

(vi)        Without notice to any Debtor (such notice being expressly waived) and without constituting an acceptance of any Collateral in full or partial satisfaction of an obligation (within the meaning of the Code), set off and apply to the Secured Obligations any and all (a) balances and deposits of any Debtor held by Lender or (b) indebtedness at any time owing to or for the credit or the account of any Debtor held by Lender;

(vii)       Hold, as cash collateral, any and all balances and deposits of any Debtor held by Lender to secure the full and final repayment of all of the Secured Obligations;

(viii)      Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell (in the manner provided for herein) the Collateral.  Each Debtor hereby grants Lender (to the fullest extent permitted by law and binding contract) a license or other right to use (subject to any existing exclusive licenses and, in the case of trademarks and any property of similar nature, to sufficient rights to quality control and inspection in favor of any Debtor to avoid the risk of invalidation of such trademarks and property of similar nature), without charge, Debtors' labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of advertising for sale and selling any Collateral, and Debtors' rights under all licenses and all franchise agreements shall inure to Lender's benefit;

(ix)         Sell all or any part of the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Debtor's premises) as Lender determines is commercially reasonable. It is not necessary that such Collateral be present at any such sale.  Each Debtor acknowledges that certain Collateral is perishable and threatens to decline speedily in value. Accordingly, each Debtor hereby waives any and all rights such Debtor may have to receive notice of the sale of any Collateral, irrespective of whether such Collateral is perishable or not.

(x)          Credit bid and purchase at any public or private sale all or any portion of the Collateral;

(xi)         Seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate the same and, to the maximum extent permitted by law, may seek the appointment of such a receiver or keeper without the requirement of prior notice or a hearing;

(xii)        On behalf of itself, shall have all other rights and remedies available at law or in equity or pursuant to the Loan Agreement or any other Loan Document; and

(xiii)       Be entitled to any deficiency that exists after disposition of the Collateral as provided above by immediate payment from each Debtor. Any excess will be returned, without interest and subject to the rights of third Persons, by Lender to the Debtors.

6.2          Remedies Cumulative.  Lender's rights and remedies under this Agreement (which are hereby incorporated by reference as if set forth herein in full), the Loan Agreement, the other Loan Documents and all other agreements shall be cumulative.  Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver with respect to any other Event of Default by Lender of any Event of Default on Debtors' part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election or acquiescence by it.

7.           TAXES AND EXPENSES REGARDING THE COLLATERAL.  If any Debtor fails to pay any monies (whether taxes, rents, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement or the Loan Agreement, then, Lender, in its sole discretion and without prior notice to such Debtor, may, but in no event be required to, do any or all of the following: (i) make payment of the same or any part thereof (except to the extent that the validity of such assessment or tax is the subject of a Permitted Protest); or (ii) in the case of the failure to comply with Section 8.6 of the Loan Agreement, obtain and maintain insurance policies insuring Debtor's ownership and use of the Collateral, and take any action with respect to such policies as Lender deems prudent. Any amounts paid or deposited by Lender shall immediately become additional Secured Obligations and shall be secured by the Collateral. Any payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

8.           WAIVERS; INDEMNIFICATION.

8.1          Demand; Protest; etc. Except as required by the Loan Agreement, Loan Documents or applicable law, each Debtor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of Accounts, documents, instruments, chattel paper and guarantees at any time held by Lender on which such Debtor may in any way be liable.

8.2          Lender's Liability for Collateral.  Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency or other Person except with respect to clauses (i) through (iv) of this Section 8.2 for liability arising out of Lender's own gross negligence or willful misconduct. Except as set forth in the immediately preceding sentence, all risk of loss, damage or destruction of the Collateral shall be borne by a Debtor.

8.3          Indemnification.  Each Debtor shall, jointly and severally, pay, indemnify, defend and hold Lender, its affiliates and each Person, if any, who controls Lender or any of its affiliates within the meaning of the Securities Act or the Exchange Act (a "Controlling Person") and the respective partners, agents, advisors, employees, officers and directors of Lender, its affiliates and any such Controlling Person (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings and damages, and all reasonable attorney's fees and disbursements and other costs and expenses incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon or incurred by any of them (i) in connection with or as a result of or related to the execution, delivery, enforcement, performance or administration (including any restructuring or workout with respect hereto) of this Agreement, the Loan Agreement, any of the other Loan Documents or the transactions contemplated hereby or thereby or the monitoring of Debtor's compliance with the terms of this Agreement, the Loan Agreement and the other Loan Documents and (ii) with respect to any investigation, litigation or proceeding related to this Agreement, the Loan Agreement, any other Loan Document or the use of the proceeds of the credit provided thereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto, excluding, in each case, income and withholding taxes (all the foregoing non-excluded items, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Debtor shall not have any obligation to any Indemnified Person under this Section 8.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Secured Obligations.  If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Debtor was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Debtor with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON (OTHER THAN ANY GROSSLY NEGLIGENT ACT OR OMISSION OR INTENTIONAL MISCONDUCT OF SUCH INDEMNIFIED PERSON).

9.           NOTICES.  All notices and other communications hereunder to any Debtor or Lender shall be in writing and shall be mailed, sent or delivered in accordance with the Loan Agreement.

10.        CHOICE OF LAW; VENUE; AND WAIVER OF JURY TRIAL.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEBRASKA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. DEBTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

11.  GENERAL PROVISIONS.

11.1        Effectiveness.  This Agreement shall be binding and deemed effective when executed and delivered by Debtor and Lender.

11.2        Successors and Assigns.  This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that no party may assign this Agreement or any rights or duties hereunder other than pursuant to the terms of the Loan Agreement.

11.3        Section Headings.  Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

11.4        Interpretation.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Debtors, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

11.5        Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

11.6        Amendments; Etc.  No amendment or waiver of any provision of this Agreement nor consent to any departure by Debtors herefrom shall in any event be effective unless the same shall be in writing and signed by Lender and Debtors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No failure on the part of Lender to exercise, and no delay in exercising any right under this Agreement, the Loan Agreement, any other Loan Document or otherwise with respect to any of the Secured Obligations shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement, the Loan Agreement, any other Loan Document or otherwise with respect to any of the Secured Obligations preclude any other or further exercise thereof or the exercise of any other right.  The remedies provided for in this Agreement or otherwise with respect to any of the Secured Obligations are cumulative and not exclusive of any remedies provided by law.

11.7        Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

11.8        Revival and Reinstatement of Obligations.  If the incurrence or payment of the Secured Obligations by any Debtor or the transfer by Debtor to Lender of any property of Debtor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the United States bankruptcy laws relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses and attorneys' fees of Lender related thereto, the liability of Debtor automatically shall be revived, reinstated and restored and shall exist as though such Voidable Transfer had never been made.

11.9        Debtors Remain Liable.  Anything herein to the contrary notwithstanding:

(i)           Each Debtor will remain liable under the contracts and agreements to which it is a party that is included in the Collateral to the extent set forth therein, and will perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed;

(ii)          the exercise by Lender of any of its rights hereunder will not release Debtor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

(iii)         Lender will not have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Agreement, nor will Lender be obligated to perform any of the obligations or duties of a Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

11.10     Continuing Security Interest.  This Agreement shall create a continuing security interest in the Collateral and shall: (i) remain in full force and effect until the payment in full of all Secured Obligations; (ii) be binding upon each Debtor and its respective successors and assigns; and (iii) inure to the benefit of Lender and its successors, transferees and assigns. Upon the payment in full of all Secured Obligations, the security interests granted herein shall automatically terminate and all rights to the Collateral shall revert to Debtors. Upon any termination of any security interest referred to in this Section 11.10, Lender will, at Debtors' expense, execute and deliver to Debtors such documents without recourse, representation or warranty as Debtors shall reasonably request to evidence such termination.

11.11     Security Interest Absolute.  To the maximum extent permitted by law, all rights of Lender, all security interests hereunder and all obligations of each Debtor hereunder shall be absolute and unconditional irrespective of:

(i)           any lack of validity or enforceability of any of the Secured Obligations or any other agreement or instrument relating thereto, including the Loan Agreement or any of the Loan Documents;

(ii)          any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement or any of the Loan Documents, or any other agreement or instrument relating thereto;

(iii)         any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations; or

(iv)         any other circumstances that might otherwise constitute a defense available to, or a discharge of, any Debtor.

To the maximum extent permitted by law, each Debtor hereby waives any right to require Lender to: (i) proceed against or exhaust any security held from any Debtor; or (ii) pursue any other remedy in Lender's power whatsoever.

11.12     Postponement of Subrogation.  Each Debtor hereby agrees that it will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise until the prior payment in full of all Secured Obligations. Any amount paid to a Debtor on account of any payment made hereunder prior to the payment in full of all Secured Obligations shall be held in trust for the benefit of Lender and shall immediately be paid to Lender, to be distributed to Lender for application against the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Loan Agreement.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this General Security Agreement to be executed as of the date first above written.

EVEREST GROUP LLC		LIVEDEAL, INC., a Nevada corporation formerly
known as YP Corp.
By:	/s/ Vinod Gupta
Name: Vinold Gupta		By:	/s/ Kevin A. Hall
Title: Manager		Name: Kevin A. Hall
Title: President and Chief Executive Officer

LOCAL MARKETING EXPERTS, INC.		VELOCITY MARKETING CONCEPTS, INC.

By:	/s/ Kevin A. Hall	By:	/s/ Kevin A. Hall
Name: Kevin A. Hall		Name: Kevin A. Hall
Title: President		Title: President

247 MARKETING, LLC		TELCO BILLING, INC

By:	/s/ Kevin A. Hall	By:	/s/ Kevin A. Hall
Name: Kevin A. Hall		Name: Kevin A. Hall
Title: President		Title: President

TELCO OF CANADA, INC.		LIVEDEAL, INC., a California corporation

By:	/s/ Kevin A. Hall	By:	/s/ Kevin A. Hall
Name: Kevin A. Hall		Name: Kevin A. Hall
Title: President		Title: President